Plexus Corp.
Summary of Board Compensation – 11/17/05
(outside directors)

	FY2006	FY2005
	(Effective 1/06)	(Effective 11/04)

Cash Compensation

Board Meetings

Annual Retainer Fee	$26,000	$25,000

Meeting Fee — in person / not in person	$2,000 / $1,000	$2,000 / $1,000

Committee Compensation

Audit

Chairman Retainer	$9,000	$7,500

Committee Meeting Fee (including Chairman’s participation in periodic conference calls with auditors to review financial disclosures) - in person / not in person	$1,000 / $500	$1,000 / $500

Compensation

Chairman Retainer	$5,000	$5,000

Committee Meeting Fee - in person / not in person	$1,000 / $500	$1,000 / $500

Nominating & Corp Governance

Chairman Retainer	$5,000	$5,000

Committee Meeting Fee - in person / not in person	$1,000 / $500	$1,000 / $500

Directors are also reimbursed for their travel expenses for attending meetings. No compensation for board service is paid to directors who are full-time executive officers or employees of the Company.

Directors who are not officers or employees were eligible in 2005 for stock option awards under the 1995 Directors’ Stock Option Plan; no further options may be granted thereunder after December 31, 2004. Directors are now eligible to participate in awards under the 2005 Equity Incentive Plan. :